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         Exhibit 21 - Subsidiaries of Registrant

         Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

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Name                                                                                  State of Incorporation
American Cablevision Services, Inc.                                                           Florida
Avatar Properties Inc.                                                                        Florida
      Avatar Communities, Inc.                                                                Florida
              Avatar Finance, Inc.                                                            Delaware
      Avatar New Homes of Florida, Inc.                                                       Florida
      Avatar Ocean Palms Inc.                                                                 Florida
      Avatar Realty Inc.                                                                      Delaware
              Avatar Condominium Management Inc.                                              Florida
                     Avatar Asset Management, Inc.                                            Florida
              Avatar Development Corporation                                                  Florida
                     Avatar Harbor Islands, Inc.                                              Florida
                     Harbor Islands Realty, Inc.                                              Florida
              Avatar Realty of Arizona, Inc.                                                  Arizona
              Brookman-Fels Construction Management, Inc.                                     Florida
              Dorten, Inc.                                                                    Florida
      Poinciana New Township, Inc.                                                            Florida
                     Avatar Poinciana, Inc.                                                   Florida
      Prominent Title Insurance Agency, Inc.                                                  Florida
      Rio Rico Properties Inc.                                                                Arizona
                     Avatar Homes of Arizona, Inc.                                            Arizona
                     Bella Vista at Rio Rico Development, Inc.                                Arizona
                     Rio Rico Golf and Country Club                                           Arizona
                     Rio Rico Properties at Kino Springs, Inc.                                Arizona
                     Rio Rico Resort Hotel, Inc.                                              Arizona
                     Rio Rico Realty, Inc.                                                    Arizona
Avatar Retirement Communities, Inc.                                                           Delaware
      Solivita at Poinciana, Inc.                                                             Florida
                     Solivita at Poinciana Food and Beverage, Inc.                            Florida
                     Solivita at Poinciana Golf Club, Inc.                                    Florida
                     Solivita at Poinciana Recreation, Inc.                                   Florida
      Solivita Realty, Inc.                                                                   Florida
Avatar Utilities Inc.                                                                         Delaware (1)
      Avatar Utility Services, Inc.                                                           Florida
      Consolidated Water Company                                                              Delaware
Brookman-Fels Communities, Inc.                                                               Delaware
Rio Rico Utilities Inc.                                                                       Arizona
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(1)      Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company.